Exhibit 99.1

Press Release

FreightCar America, Inc. Reports Third Quarter 2025 Results

Delivered 42% revenue growth year-over-year

Strong gross margins of 15.1%, expansion of 80 basis points

Reaffirming adjusted EBITDA guidance for full year

CHICAGO, November 10, 2025 – FreightCar America, Inc. (NASDAQ: RAIL) (“FreightCar America” or the “Company”), a diversified manufacturer and supplier of railroad freight cars, railcar parts and components, today reported results for the third quarter ended September 30, 2025.

Third Quarter 2025 Highlights

•
Revenues of $160.5 million, compared to $113.3 million in the third quarter of 2024, with railcar deliveries of 1,304 units compared to 961 units in the prior year period
•
Gross margin of 15.1% with gross profit of $24.2 million, compared to gross margin of 14.3% with gross profit of $16.2 million in the third quarter of 2024
•
Recorded a $17.6 million non-cash adjustment due to share price appreciation resulting in a Net loss of $(7.4) million, or $(0.23) per share, and Adjusted net income of $7.8 million, or $0.24 per share
•
Adjusted EBITDA was $17.0 million, representing a margin of 10.6%, compared to $10.9 million and a margin of 9.6% in the third quarter of 2024
•
Ended the quarter with a backlog of 2,750 units valued at $222.0 million, reflecting a diversified mix of railcar conversion programs and new railcar builds
•
Well-positioned to deploy capital for growth, with $62.7 million in cash and equivalents and no borrowings under the company’s revolving credit facility

“Our third quarter results highlight the strength of our operating platform and the continued execution of our commercial strategy,” said Nick Randall, President and Chief Executive Officer of FreightCar America. “We delivered record third quarter Adjusted EBITDA at our new facility, reflecting the benefits of improved production efficiency and favorable product mix. Our team continues to demonstrate manufacturing flexibility which, coupled with our customer-centric approach, differentiates FreightCar America in the market. While overall industry demand remains subdued, we continue to support customers by leveraging our expertise in conversions and customized solutions to create value for our customers.”

Randall continued, “This quarter’s strong bottom line performance reflects our manufacturing discipline and commercial excellence. By building for value and meeting complex customer requirements instead of commoditized throughput, we delivered exceptional Adjusted EBITDA performance and strengthened the Company’s financial position. With this momentum, we enter the final quarter well-positioned to deliver profitable growth, generate positive free cash flow and advance our long-term growth initiatives.”

Fiscal Year 2025 Outlook

The Company has updated its outlook for fiscal year 2025 as follows:

	Fiscal 2025 Outlook	Year-over-Year Change at Midpoint of Range
Railcar Deliveries	4,500 – 4,900 Railcars	7.7%
Revenue	$500 - $530 million	(7.9)%
Adjusted EBITDA[1]	$43 - $49 million	7.0%

1. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying adjustments necessary to calculate such non-GAAP measure without unreasonable effort. Material changes to such adjustments, including warrant liability and non-core operating items, could affect future GAAP results.

Mike Riordan, Chief Financial Officer of FreightCar America, added, “We delivered another quarter of solid financial results, including strong deliveries, margin performance and operating cash flow. Looking ahead, while our change in revenue guidance reflects product mix as we saw a larger number of conversion railcars compared to new railcars in the second half of 2025, our profitability and positive cash performance remain on track, underscoring the resilience of our business model, which fuels our capital strength and positions us to drive long-term sustainable growth.”

Third Quarter 2025 Conference Call & Webcast Information

The Company will host a conference call and live webcast on Monday, November 10, at 11:00 a.m. (Eastern Time) to discuss its third quarter 2025 financial results. FreightCar America invites shareholders and other interested parties to listen to its financial results conference call. Teleconference details are as follows:

•
November 10, 2025
•
11:00 a.m. Eastern Time
•
Phone: 1-877-407-0789 or 1-201-689-8562
•
Webcast access: https://viavid.webcasts.com/starthere.jsp?ei=1738819&tp_key=ac6dd57ff0

An audio replay of the conference call will be available beginning at 3:00 p.m. (Eastern Time) on Monday, November 10, 2025, until 11:59 p.m. (Eastern Time) on Monday, November 24, 2025. To access the replay, please dial (844) 512-2921 or (412) 317-6671. The replay passcode is 13756539. An archived version of the webcast will also be available on the FreightCar America Investor Relations website.

About FreightCar America

FreightCar America, headquartered in Chicago, Illinois, is a leading designer, producer and supplier of railroad freight cars, railcar parts and components. We also specialize in railcar repairs, complete railcar rebody services and railcar conversions that repurpose idled rail assets back into revenue service. Since 1901, our customers have trusted us to build quality railcars that are critical to economic growth and instrumental to the North American supply chain. To learn more about FreightCar America, visit www.freightcaramerica.com.

Forward-Looking Statements

This press release contains statements relating to our expected financial performance, financial condition, and/or future business prospects, events and/or plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These risks and uncertainties relate to, among other things, the cyclical nature of our business; adverse geopolitical, economic and market conditions, including inflation; material disruption in the movement of rail traffic for deliveries; fluctuating costs of raw materials, including steel and aluminum; delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion; delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings; potential unexpected changes in laws, rules, and regulatory requirements, including tariffs and trade barriers (including recent United States tariffs imposed or threatened to be imposed on China, Canada, Mexico and other countries and any retaliatory actions taken by such countries); the scope and duration of the government shutdown; and other competitive factors. The factors listed above are not exhaustive. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as EBITDA, Adjusted EBITDA, Adjusted net income (loss), Adjusted EPS, Free cash flow and Adjusted free cash flow. These non-GAAP measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the applicable most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

Investor Contact:	RAILIR@Riveron.com

# # #

FreightCar America, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except for share data)

(Unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash, cash equivalents and restricted cash equivalents	$62,743	$44,450
Accounts receivable	32,514	12,506
VAT receivable	5,677	3,851
Inventories, net	104,243	75,281
Assets held for sale	—	629
Prepaid expenses and other current assets	15,948	8,314
Total current assets	221,125	145,031
Property, plant and equipment, net	28,147	30,107
Right of use asset operating lease	2,086	2,423
Right of use asset finance lease	38,650	45,081
Deferred income taxes	49,520	1,024
Other long-term assets	1,229	550
Total assets	$340,757	$224,216
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts and contractual payables	$98,579	$49,574
Accrued payroll and other employee costs	9,633	6,286
Accrued warranty	1,997	2,389
Customer deposits	8,176	—
Deferred revenue	506	8,556
Current portion of long-term debt	2,875	2,875
Lease liability finance lease, current	1,277	1,256
Other current liabilities	9,804	9,889
Total current liabilities	132,847	80,825
Long-term debt, net of current portion	104,679	105,540
Warrant liability	148,650	136,319
Accrued pension costs	1,268	1,073
Lease liability operating lease, long-term	2,220	2,645
Lease liability finance lease, long-term	41,259	46,678
Other long-term liabilities	708	1,409
Total liabilities	431,631	374,489
Stockholders’ deficit
Preferred stock	—	—
Common stock	221	221
Additional paid-in capital	72,006	69,404
Accumulated other comprehensive income	2,836	721
Accumulated deficit	(165,937)	(220,619)
Total stockholders’ deficit	(90,874)	(150,273)
Total liabilities and stockholders’ deficit	$340,757	$224,216

FreightCar America, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except for share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Revenues	$160,511	$113,255	$375,424	$421,729
Cost of sales	136,306	97,059	319,004	375,700
Gross profit	24,205	16,196	56,420	46,029
Selling, general and administrative expenses	9,647	7,538	30,284	23,541
Litigation settlement	—	—	—	(3,214)
Operating income	14,558	8,658	26,136	25,702
Interest expense	(4,638)	(1,577)	(13,356)	(5,815)
Loss on change in fair market value of Warrant liability	(17,589)	(110,040)	(12,331)	(125,581)
Other income (expense)	78	(680)	3,235	(1,419)
(Loss) income before income taxes	(7,591)	(103,639)	3,684	(107,113)
Income tax (benefit) provision	(146)	3,407	(50,998)	3,327
Net (loss) income	$(7,445)	$(107,046)	$54,682	$(110,440)
Net (loss) earnings per common share - basic	$(0.23)	$(3.57)	$1.66	$(4.07)
Net (loss) earnings per common share - diluted	$(0.23)	$(3.57)	$1.57	$(4.07)
Weighted average common shares outstanding – basic	31,887,926	31,353,997	31,778,768	30,519,545
Weighted average common shares outstanding – diluted	31,887,926	31,353,997	33,738,478	30,519,545

FreightCar America, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net income (loss)	$54,682	$(110,440)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization	4,598	4,252
Non-cash lease expense on right of use assets	2,320	2,226
Loss on change in fair market value for Warrant liability	12,331	125,581
Stock-based compensation recognized	3,134	2,330
Deferred income taxes	(48,496)	—
Other non-cash items, net	6,655	2,049
Changes in operating assets and liabilities:
Accounts receivable	(20,008)	(17,911)
VAT receivable	(1,538)	465
Inventories	(27,906)	40,859
Accounts and contractual payables	47,702	(8,300)
Income taxes payable, net	(7,478)	(2,179)
Lease liability	(2,572)	(2,802)
Customer deposits	8,176	8,865
Other assets and liabilities	(6,868)	(5,948)
Net cash flows provided by operating activities	24,732	39,047
Cash flows from investing activities
Purchase of property, plant and equipment	(2,102)	(3,731)
Proceeds from sale of assets held for sale, net of selling costs	585	—
Net cash flows used in investing activities	(1,517)	(3,731)
Cash flows from financing activities
Deferred financing costs	(1,336)	—
Borrowings on revolving line of credit	—	26,595
Repayments on revolving line of credit	—	(56,010)
Repayments on term loan	(2,156)	—
Employee stock settlement	(487)	(40)
Financing lease payments	(943)	(1,591)
Net cash flows used in financing activities	(4,922)	(31,046)
Net increase in cash and cash equivalents	18,293	4,270
Cash, cash equivalents and restricted cash equivalents at beginning of period	44,450	40,560
Cash, cash equivalents and restricted cash equivalents at end of period	$62,743	$44,830
Supplemental cash flow information
Interest paid	$7,196	$2,177
Income taxes paid	$5,143	$5,061
Change in unpaid construction in process	$597	$(226)

FreightCar America, Inc.

Reconciliation of (Loss) Income before taxes to EBITDA(1) and Adjusted EBITDA(2)

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

(Loss) income before income taxes	$(7,591)	$(103,639)	$3,684	$(107,113)
Depreciation & Amortization	1,552	1,442	4,598	4,252
Interest Expense, net	4,638	1,577	13,356	5,815
EBITDA	(1,401)	(100,620)	21,638	(97,046)

Change in Fair Value of Warrant (a)	17,589	110,040	$12,331	125,581
Litigation Settlement (b)	-	-	-	(3,214)
Professional Services (c)	477	-	477	-
Stock Based Compensation	433	804	3,134	2,330
Other, net (d)	(78)	680	(3,235)	1,419
Adjusted EBITDA	$17,020	$10,904	$34,345	$29,070

(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall performance of the company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similar titled measures reported by other companies.

(2) Adjusted EBITDA represents EBITDA before the following charges:

(a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
(b)
During the second quarter of 2024, the Company recorded a litigation settlement related to a dispute with a former lessee of our railcars.
(c)
During the third quarter of 2025, the Company incurred certain professional services expenses associated with governance items.
(d)
During the second quarter of 2025, the Company recognized other income related to a tax credit received.

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of Net (loss) income and Adjusted net income (loss)(1)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net (loss) income	$(7,445)	$(107,046)	$54,682	$(110,440)

Change in Fair Value of Warrant (a)	17,589	110,040	12,331	125,581
Litigation Settlement (b)	-	-	-	(3,214)
Professional Services (c)	477	-	477	-
Stock Based Compensation	433	804	3,134	2,330
Release of Valuation Allowance (d)	-	-	(51,872)	-
Other, net (e)	(78)	680	(3,235)	1,419
Total non-GAAP adjustments	18,421	111,524	(39,165)	126,116
Income tax impact on non-GAAP adjustments (f)	(3,184)	2,797	(2,279)	906
Adjusted net income	$7,792	$7,275	$13,238	$16,582

(1) Adjusted net income represents net income (loss) before the following charges:

(a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
(b)
During the second quarter of 2024, the Company recorded a litigation settlement related to a dispute with a former lessee of our railcars.
(c)
During the third quarter of 2025, the Company incurred certain professional services expenses associated with governance items.
(d)
During the second quarter of 2025, the Company released the majority of the valuation allowance in the United States on federal and state deferred tax assets.
(e)
During the second quarter of 2025, the Company recognized other income related to a tax credit received.
(f)
Income tax impact on non-GAAP adjustments per share represents the tax impact of the presented adjustments on the Company’s income tax provision calculation.

We believe that Adjusted net income is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted net income is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted net income in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted net income is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of diluted EPS and Adjusted EPS(1)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Diluted EPS	$(0.23)	$(3.57)	$1.57	$(4.07)

Change in Fair Value of Warrant (a)	$0.55	$3.51	$0.37	$4.11
Litigation Settlement (b)	-	-	-	(0.11)
Professional Services (c)	0.01	-	0.01	-
Stock Based Compensation	0.01	0.03	0.09	0.08
Release of Valuation Allowance (d)	-	-	(1.54)	-
Other, net (e)	-	0.02	(0.10)	0.05
Total non-GAAP adjustments pre-tax per-share	0.57	3.56	(1.17)	4.13
Income tax impact on non-GAAP adjustments per share (f)	(0.10)	0.09	(0.07)	0.03
Adjusted EPS	$0.24	$0.08	$0.33	$0.09

(1) Adjusted EPS represents diluted EPS before the following charges:

(a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
(b)
During the second quarter of 2024, the Company recorded a litigation settlement related to a dispute with a former lessee of our railcars.
(c)
During the third quarter of 2025, the Company incurred certain professional services expenses associated with governance items.
(d)
During the second quarter of 2025, the Company released the majority of the valuation allowance in the United States on federal and state deferred tax assets.
(e)
During the second quarter of 2025, the Company recognized other income related to a tax credit received.
(f)
Income tax impact on non-GAAP adjustments per share represents the tax impact of the presented adjustments on the Company’s income tax provision calculation.

We believe that Adjusted EPS is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EPS is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EPS in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EPS is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.
Reconciliation of Cash flows provided by operating activities, Free cash flow(1) and Adjusted free cash flow(2)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Cash flows provided by operating activities	$ 3,410	$ 7,172	$ 24,732	$ 39,047
Purchase of property, plant and equipment	(1,164)	(1,462)	(2,102)	(3,731)
Free cash flow	2,246	5,710	22,630	35,316
Accrued dividends on Series C Preferred stock (a)	-	(4,676)	-	(13,340)
Adjusted free cash flow	$ 2,246	$ 1,034	$ 22,630	$ 21,976

(1) Free cash flow represents the amount by which Cash flows provided by operating activities exceeds capital expenditures.

(2) Adjusted free cash flow represents the amount by which Free cash flow exceeds the following items:

(a)
Represents Series C Preferred stock dividends accrued during the period. All accrued preferred share dividends were paid concurrent with redemption of the preferred shares outstanding on December 31, 2024.

We believe that Free cash flow and Adjusted free cash flow are useful to investors evaluating our operating performance compared to that of other companies in our industry because these metrics provide key insights into the potential for growth and ability to generate returns for investors. Free cash flow and Adjusted free cash flow are not financial measures presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Free cash flow or Adjusted free cash flow in isolation or as a substitute for Cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Free cash flow and Adjusted free cash flow is not necessarily comparable to that of other similarly titled measures reported by other companies.